UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 27, 2010 (May 25, 2010)
Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 300 First Stamford Place, Stamford, Connecticut	06902

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of New Director
On May 25, 2010, the board of directors of Aircastle Limited (the “Company”) increased the maximum number of directors of the Company from seven to eight directors and appointed Ron Wainshal, the Company’s Chief Executive Officer, to serve as a Class I director of the board of directors of the Company. Mr. Wainshal will serve as a director until the Annual General Meeting of Shareholders in 2013 or until his office shall otherwise be vacated pursuant to the Company’s Bye-Laws.
Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.
     On May 25, 2010, Aircastle Limited issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that its Board of Directors declared a second quarter cash dividend on its common shares of $0.10 per share. The dividend is payable on July 15, 2010 to holders of record of Aircastle’s common shares on June 30, 2010.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit 99.1 Press Release dated May 25, 2010 which is being furnished hereto pursuant to Item 7.01.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ David Walton
David Walton
General Counsel, Chief Operating Officer and Secretary
Date: May 27, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 25, 2010